Exhibit 10.1

GENERAL RELEASE AND COVENANT NOT TO SUE

This GENERAL RELEASE AND COVENANT NOT TO SUE ("Agreement") is made and entered by and between Vincent J. Cole ("Employee"), an individual residing at 4819 Faulkirk Lane, Lexington, KY 40515, and Lexmark International, Inc., a corporation whose principal executive offices are located at 740 West New Circle Road, Lexington, KY 40550 (hereinafter referred to as "Lexmark").

Subject to the conditions and qualifications set forth below, and in consideration of the mutual promises contained in this Agreement and in consideration of  (i) Lexmark’s paying to Employee the amount of $420,000.00 less applicable withholdings, to be paid to Employee in a lump sum; and (ii) Lexmark’s paying to Employee a pro-rata share of the Annual Bonus, to be calculated as follows.  If the Employee’s Date of Termination  is prior to July 1, 2008 the pro rata share of the annual bonus will be equal to the product of (1) the Target Bonus and (2) a fraction equal to the number of full months in such year prior to the Date of Termination over 12.  If the Employee’s Date of Termination is on or after July 1, 2008, the pro rata share of the annual bonus will be equal to the product of (1) the Annual Bonus, calculated based on the actual achievement, as certified by the Compensation and Pension Committee of the Employer’s Board, of the Annual Objectives, and (2) a fraction equal to the number of full months in such year prior to the Date of Termination over 12, and will be paid to Employee within 2 ½ months of the close of the performance year in respect of which the pro rata share of the Annual Bonus is payable;   (iii) Lexmark’s providing to Employee access to continued medical (including vision) and dental coverage at the then-current and applicable active “employee” contribution rate through June 30, 2009 or until such coverage is made available to Employee by a subsequent employer, whichever occurs first, such coverage to be provided under Lexmark’s benefits plans (via the Lexmark COBRA administrator) as such plans are amended by Lexmark from time to time as permitted by plan documentation and applicable law, provided that Employee pays timely the then-current and applicable "employee" contribution rate; and (iv) Lexmark’s providing Employee with reimbursement of up to $25,000 (actual expenses incurred to be grossed up for tax purposes) for any career transition assistance service expenses incurred through June 30, 2009, to be paid by Lexmark to Employee upon receipt by Lexmark of appropriate invoicing, all in accordance with Attachment A to this Agreement, which is incorporated by reference herein or payment of up to $25,000 directly to an outplacement provider (assumed to be taxable to the employee and actual expenses incurred also grossed up for tax purposes); it is agreed as follows:

1.  Employee’s last date of employment with Lexmark shall be June 27, 2008 (“Departure Date”).

2.  This Agreement is for the benefit of Lexmark, its divisions, subsidiaries, affiliates, owners, stockholders, successors, assigns, agents, directors, officers, employees, suppliers, representatives, attorneys and predecessors, and any and all persons acting by, through, under or in concert with any of the foregoing (collectively, "Lexmark Releasees").

3.  Employee shall not disclose to any person or use any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain, or obtained by Employee while in the employ of Lexmark with respect to Lexmark or any of its subsidiaries or affiliates, or with respect to any products, improvements, formulas, designs, processes, customers, methods of sales, distribution, operation or manufacture, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, plans, strategies, personnel, organization, trade secrets or know-how of Lexmark or any of its subsidiaries or affiliates, except as may be required by law or by a judge in a judicial proceeding or by an authorized government inquiry or investigation.

4.  Employee shall deliver to Lexmark on or before the date on which Employee executes this Agreement all non-personal documents and data of any nature pertaining to Employee’s work with Lexmark, and Employee shall not take from Lexmark or retain any such documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Lexmark confidential or proprietary information, knowledge or data.  Employee represents that Employee has returned to Lexmark all such documents and data as well as all Lexmark property and assets in Employee's possession, including but not limited to a laptop (except Employee’s cell phone which he is permitted to keep and assume financial responsibility for).  Employee represents that Employee has no outstanding balance under his/her Lexmark Corporate American Express card.  Employee understands that the cost of replacing any unreturned property and assets (whether or not actually replaced) and any amounts that Employee owes to Lexmark or any third party on behalf of Lexmark may be deducted from any form of compensation which may be due to the Employee from Lexmark (including but not limited to wages, salary, bonuses, commissions, severance pay, vacation pay, fringe benefits, expense reimbursements and the proceeds resulting from any form of equity compensation, including but not limited to any unrealized option gains not otherwise forfeited due to the circumstances of the termination of Employee’s employment) and Employee hereby consents to such deduction.

5.  Employee agrees that Employee shall not disparage any Lexmark Releasee or any Lexmark product or service.

6.  Employee represents that Employee has not filed with any local, state or federal agency or court, or assigned or transferred to any person or entity, any claims, complaints, charges or actions of any nature against any Lexmark Releasee or any interest therein.

7.  Employee hereby irrevocably and unconditionally releases, waives, acquits, and forever discharges each of the Lexmark Releasees from any and all charges, complaints, claims, liabilities, obligations, promises, representations, inducements, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, fixed or contingent (each a “Claim”), including, but not limited to, Claims arising under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans With Disabilities Act of 1990, as amended, the Kentucky Civil Rights Act, as amended, and any other federal, state or local law which addresses employee benefit matters or addresses or prohibits discrimination in employment, and Claims arising under any  stock incentive awards or under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Worker Adjustment Retraining Notification Act, as amended, the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, and any other federal, state or local law addressing securities law matters, which Claim Employee now has, owns or holds, or alleges to have had, owned or held, or which Employee at any previous time had, owned or held, or alleged to have had, owned or held, against each of the Lexmark Releasees, and including, but not limited to, any Claim arising out of or related to Employee's employment with Lexmark.   Notwithstanding the foregoing, the term “Claim” shall not include, and Employee does not waive any rights or claims that may arise after Employee executes this Agreement.

8.  Employee covenants with Lexmark and agrees that Employee will never file or institute any demand, claim, charge, complaint, proceeding, suit or action in any state or federal court asserting any Claim against any of the Lexmark Releasees.  Provided, the provisions of  Paragraph number seven (7) and this Paragraph number eight (8)  are not intended to preclude Employee from challenging the knowing and voluntary nature of this Agreement or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Provided further, however, Employee waives any right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on Employee’s behalf arising out of or related to Employee’s employment with and/or termination of employment with Lexmark.

9.  Employee understands that Paragraphs number seven (7) and eight (8) of this Agreement shall not apply to or have any effect upon any vested interest Employee may have in any employee benefit plan maintained or sponsored by Lexmark.  Employee acknowledges and agrees that no other separation payments or benefits are to be paid or given to Employee by Lexmark other than the benefits and payments specifically set forth herein.

10.  Employee represents and agrees that Employee will not be re-employed by Lexmark, and that Employee will not apply for or otherwise seek employment with Lexmark, its subsidiaries or successors at any time in the future.  Likewise, Employee will not seek employment as a contractor, through a contract organization, vendor or otherwise with assignment on Lexmark premises or with any other assignment to perform work on behalf of Lexmark.  Employee agrees and acknowledges that a breach of this provision shall constitute a legitimate, non-discriminatory reason for the refusal to hire Employee or consider Employee for employment in the future.

11.  Employee represents and agrees that, except as permitted by paragraph number fourteen (14) below, and except for any information publicly disclosed by Lexmark, Employee and all members of Employee’s immediate family will keep the terms, amount and fact of this Agreement and any communication or negotiations leading up to this Agreement completely confidential.  If this paragraph is violated, Employee agrees to return to Lexmark an amount equal to fifty percent (50%) of the total dollar amount to be paid by Lexmark to Employee under this Agreement as liquidated damages for the injury which Lexmark will suffer as a result of such breach.

12.  If Employee violates any provision of this Agreement, then (i) all stock incentive awards, including but not limited to stock options, restricted stock awards and any deferred stock units, held by Employee shall terminate effective the date on which Employee violates this Agreement, unless terminated sooner by operation of another term or condition of Employee’s stock incentive award agreement or the plan pursuant to which such award has been issued, and (ii) any gain realized by Employee on the vesting of restricted stock or deferred stock units, and option gains (represented by the closing market price on the date of exercise over the exercise price, multiplied by the number of options exercised without regard to any subsequent market price decrease or increase) realized by Employee from exercising all or a portion of Employee’s options, within eighteen (18) months prior to Employee’s Departure Date and until such time as the violation of this Agreement is discovered by Lexmark, shall be paid by Employee to Lexmark.

13.  Employee represents and acknowledges that in executing this Agreement, Employee does not rely upon and has not relied upon any representation or statement made by any of the Lexmark Releasees with regard to the subject matter, basis or effect of this Agreement or otherwise and that this Agreement constitutes the entire agreement and supersedes all prior agreements.

14.  Employee represents and confirms that Employee has been advised by Lexmark to consult (at Employee’s expense) with an attorney and otherwise seek financial and legal advice prior to executing this Agreement, has thoroughly discussed all aspects of this Agreement with such advisors as Employee has determined appropriate, has carefully read and fully understands all of the provisions of this Agreement, is voluntarily entering into this Agreement, has had at least twenty-one (21) days to consider this Agreement prior to signing it, and has had a reasonable period of time to consider this Agreement.

15.  This Agreement shall be binding upon Employee and upon Employee's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each of the Lexmark Releasees, and to their heirs, administrators, representatives, executors, successors, and assigns.

16.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

17.  Employee understands and agrees with Lexmark that this Agreement is not effective or enforceable for seven (7) days following the date this Agreement is executed by Employee and that within the seven (7) days following such date Employee may revoke this Agreement by written notice to Jeri L. Isbell, Vice President of Human Resources at Lexmark, 740 West New Circle Road, Lexington, Kentucky, 40550 (facsimile: (859) 232-7001).

18.  No sums payable by Lexmark to Employee pursuant to this Agreement shall be paid or owing to Employee until the end of the period during which this Agreement can be revoked by Employee, if this Agreement is not so revoked, and, thereafter, shall be payable or owing by Lexmark at the time(s) specifically specified in this Agreement .

This offer will expire if Employee does not accept it by July 18, 2008 unless it is earlier revoked by Lexmark.

June 26, 2008
DATE RECEIVED BY EMPLOYEE
6/27/08	/s/ Vincent J. Cole
DATE OF EXECUTION	EMPLOYEE SIGNATURE
~~(not before July 18, 2008)~~ Voluntarily Waived /s/ VJC

LEXMARK INTERNATIONAL, INC.

By:	/s/ Jeri L. Isbell

Name:	Jeri L. Isbell

Title:	Vice President, Human Resources

Date:	6/27/08

Attachment A

Career Transition Assistance Guidelines

Career transition assistance consists of reimbursement of up to an aggregate of $25,000.00 for the cost of services such as cover letter and resume preparation, counseling, retraining, and skills building.

Reimbursements under career transition assistance will be available for actual costs incurred and assistance completed by June 30, 2009.   Requests for reimbursement must be submitted using the Career Transition Assistance Reimbursement Application no later than September 30, 2009.

Reimbursable expenses include charges for preparation of resumes and cover letters, interview skills training, career assessment and employment agency fees.

In addition, tuition and application fees, registration or general service fees, fees for evaluating past work experience and training, and expenses for books and supplies (when the use and ownership is required for the completion of training) are also reimbursable expenses.  Institutions considered eligible to provide these services are accredited colleges, universities, and high schools, as well as business, technical, or correspondence schools.

Lexmark’s reimbursement is not an endorsement of any service provider, and Lexmark assumes no responsibility for the content of the assistance obtained by an employee.

Career transition assistance does not include reimbursements for travel, meals, lodging, service charges, withdrawal fees, activity fees, or books or supplies, whether purchased by the student or provided by the institution for use during training and offered for student purchase after the training.  Also, the cost of equipment such as personal computers or printers is not eligible for reimbursement, nor are expenses associated with financial or tax planning.

CAREER TRANSITION ASSISTANCE

REIMBURSEMENT FORM

Completed application should be sent to:
                                Lexmark International, Inc.
                                Career Transition Assistance
                                Department 505437, Bldg. 005-1
                                740 West New Circle Road
                                Lexington, KY  40550

To apply for benefits:

1.
Complete a copy of this application fully with each submission and send along with original receipts to the above address after you have incurred and paid for the course or service. Expenses will be paid per the terms of your Departure Agreement.

2.
Reimbursement requests without complete information (application and/or supporting receipts) will be returned to you with instructions for re-submission.  Please refer to Career Transition Assistance Guidelines for eligibility requirements.

Name, Please Print                                                      Serial Number                                                      Amount of Claim
(Last, First, Middle Initial)

Street Address                                                      City                                State                                Zip Code

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Institution/Instructor                                                               Course/Service                                                                                      Start Date / End Date

I certify that the statements in this application are correct and that the attached bills are actual eligible expenses which I incurred.  I understand that reimbursement by Lexmark is not an endorsement of any service provider and that Lexmark assumes no responsibility for the content of the assistance.

I authorize Lexmark to obtain or view a copy of my records pertaining to expenses for which this reimbursement is submitted.  I understand that such information will be used only to the extent necessary to determine the validity or amount payable on account of this reimbursement.  A copy of this authorization shall be as effective as the original.

Signature of Program Participant                                                                                     Date                                Former Work Location